                                                                    EXHIBIT 99.1

                                     [LOGO]
                                    CUMULUS

          For Release 7:30 a.m. Eastern Time, Tuesday February 22, 2005

                               CUMULUS MEDIA INC.

                   CUMULUS REPORTS FOURTH QUARTER 2004 RESULTS

      ATLANTA, GA, February 22, 2005 - Cumulus Media Inc. (NASDAQ: CMLS) today reported financial results for the three and twelve months ended December 31, 2004.

      Lew Dickey, Chairman, President and Chief Executive Officer, commented, "Q4 was a solid quarter that capped a strong year marked by substantial EBITDA and free cash flow growth."

      Historical results are attached. Historical or "as reported" financial data of Cumulus Media Inc. are not comparable from year to year because of the acquisition of radio stations by the Company during the periods covered. Financial highlights (in thousands, except per share data and percentages) are as follows:

                                          THREE MONTHS ENDED                       TWELVE MONTHS ENDED
                                             DECEMBER 31,                %             DECEMBER 31,               %
                                          2004          2003           CHANGE       2004         2003           CHANGE
                                          ----          ----           ------       ----         ----           ------
AS REPORTED:
Net revenues                           $  84,391     $  74,911          12.7%    $ 320,132     $ 281,971         13.5%
Station operating expenses                51,938        47,640           9.0%      202,441       179,536         12.8%
Station Operating Income (1)              32,453        27,271          19.0%      117,691       102,435         14.9%
Station Operating Income margin (2)         38.5%         36.4%                       36.8%         36.3%
Adjusted EBITDA (3)                       28,184        23,878          18.0%      102,056        89,061         14.6%

Income (loss) per common share:
Basic income per common share          $    0.14     $    0.07                   $    0.44     $    0.05
Diluted income per common share        $    0.14     $    0.07                   $    0.43     $    0.05

Free Cash Flow (4)                     $  20,906     $  15,625          33.8%    $  74,859     $  55,046         36.0%

SAME STATION RESULTS: (5)
Net revenues                           $  71,866     $  69,023           4.1%    $ 275,334     $ 262,580          4.9%
Station Operating Income (1)              28,639        25,583          11.9%      104,290        95,022          9.8%
Station Operating Income margin (2)         39.9%         37.1%                       37.9%         36.2%

PRO FORMA RESULTS: (6)
Net revenues                           $  83,920     $  81,020           3.6%    $ 322,828     $ 309,850          4.2%
Station Operating Income (1)              32,339        28,402          13.9%      118,124       106,570         10.8%
Station Operating Income margin (2)         38.5%         35.1%                       36.6%         34.4%
Adjusted EBITDA (3)                       28,070        25,009          12.2%      102,489        93,196         10.0%
Adjusted EBITDA margin (7)                  33.4%         30.9%                       31.7%         30.1%

(1) Station Operating Income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits). Station Operating Income is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States ("GAAP"). Please see the attached table for a reconciliation of this measure to operating income, the most directly comparable GAAP financial measure.

(2) Station Operating Income margin is defined as Station Operating Income as a percentage of net revenues.

(3) Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits). Adjusted EBITDA is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of this measure to operating income, the most directly comparable GAAP financial measure.

(4) Free Cash Flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance/investment capital expenditures. Free Cash Flow is not a measure of performance calculated in accordance with GAAP. Please see the attached table for a reconciliation of Free Cash Flow to operating income, the most directly comparable GAAP financial measure.

(5) Same station results include the 260 stations in 53 markets owned and operated since January 1, 2003.

(6) Pro forma results include the results of i) all acquisitions entered into during the period that were operated under the terms of local marketing agreements; and ii) all acquisitions and dispositions consummated during the period, as if such acquisitions and dispositions were completed at the beginning of each period presented and exclude the results of Broadcast Software International. As of December 31, 2004, the pro forma totals include the results of 303 stations in 61 markets.

(7) Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of net revenues.

RESULTS OF OPERATIONS

      Three Months Ended December 31, 2004 Compared to Three Months Ended December 31, 2003

      Net revenues for the three months ended December 31, 2004 increased $9.5 million to $84.4 million, a 12.7% increase from the same period in 2003, primarily as a result of revenues associated with station acquisitions completed subsequent to December 31, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2003. Station operating expenses increased $4.3 million to $51.9 million, an increase of 9.0% over the same period in 2003, primarily as a result of expenses associated with station acquisitions completed subsequent to December 31, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2003. Station Operating Income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits)) increased $5.2 million to $32.5 million, an increase of 19.0% from the same period in 2003, for the reasons discussed above. Corporate general and administrative expenses for the three months ended December 31, 2004 increased $0.9 million to $4.3 million versus the same period in 2003. This increase was primarily due to increased legal fees and professional fees incurred in the current year related to the Company's Sarbanes Oxley compliance efforts.

      On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions and dispositions completed during the period as if each were operated from or consummated at the beginning of the periods presented and excluding the results of Broadcast Software International, net revenues for the three months ended December 31, 2004 increased 3.6% to $83.9 million as compared with the same period in 2003. Pro forma Station Operating Income (defined as operating income before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits); and with the same exclusions) increased $3.9 million to $32.3 million, an increase of 13.9% from the same period in 2003. Pro forma Adjusted EBITDA (defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits); and with the same exclusions) increased $3.1 million to $28.1 million, a 12.2% increase from the same period in 2003.

      Income tax expense totaled $6.3 million for the three months ended December 31, 2004 as compared with $7.6 million in the prior period. Income tax expense in the current year is comprised entirely of deferred tax expense and relates primarily to the establishment of valuation allowances against net operating loss carry-forwards generated during the period. Income tax expense in the prior year is comprised of $6.1 million recorded to establish valuation allowances against net operating loss carry-forwards generated during the period and $1.5 million recorded to reserve for potential state income tax liabilities as a result of changes in certain state tax laws.

      Basic and diluted income per common share for the three months ended December 31, 2004 was $0.14 versus $0.07 in the prior year.

      Twelve Months Ended December 31, 2004 Compared to Twelve Months Ended December 31, 2003

      Net revenues for the twelve months ended December 31, 2004 increased $38.2 million to $320.1 million, a 13.5% increase from 2003, primarily as a result of revenues associated with station acquisitions completed subsequent to December 31, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2003. Station operating expenses increased $22.9 million to $202.4 million, an increase of 12.8% over 2003, primarily as a result of expenses associated with station acquisitions completed subsequent to December 31, 2003 and stations operated under the terms of local marketing agreements during periods subsequent to December 31, 2003. Station Operating Income (defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits)) increased $15.3 million to $117.7 million, an increase of 14.9% from 2003. Corporate general and administrative expenses for the twelve months ended December 31, 2004 increased $2.3 million to $15.6 million versus the prior year. This increase was primarily attributable to increased legal fees, professional fees incurred in the current year related to the Company's Sarbanes Oxley compliance efforts and increased state franchise taxes.

      On a pro forma basis, which includes the results of all stations operated during the period under the terms of local marketing agreements and station acquisitions completed during the year as if each were operated from or consummated at the beginning of the periods presented and excluding the results of Broadcast Software International, net revenues for the twelve months ended December 31, 2004 increased $13.0 million to $322.8 million, an increase of 4.2% from 2003. Pro forma Station Operating Income (defined as operating income
(loss) before depreciation, amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits); and with the same exclusions) increased $11.6 million to $118.1 million, an increase of 10.8% from 2003. Pro forma Adjusted EBITDA (defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits); and with the same exclusions) increased $9.3 million to $102.5 million, a 10.0% increase from 2003.

      Interest expense decreased by $2.7 million or 12.0% to $19.9 million for the twelve months ended December 31, 2004 as compared with $22.6 million in the prior year. This decrease was primarily due to lower interest expense incurred as a result of the repurchase and redemption of all outstanding 10 3/8% Senior Subordinated Notes due 2008 ("Notes") during 2003 and a lower average cost of debt during 2004 on borrowings under the Company's credit facility.

      Income tax expense totaled $25.5 million during the twelve months ended December 31, 2004, as compared with $24.7 million during the prior year. Tax expense incurred in the current and prior year, comprised primarily of deferred tax expense, was recorded to establish valuation allowances against net operating loss carry-forwards generated during the period.

      Basic income per common share for the twelve months ended December 31, 2004 was $0.44 versus $0.05 in the prior year. Diluted income per common share for the twelve months ended December 31, 2004 was $0.43 versus $0.05 in the prior year.

LEVERAGE AND FINANCIAL POSITION

      Capital expenditures for the three months ended December 31, 2004 totaled $3.4 million.

      On November 18, 2004, the Company completed an amendment and restatement of its existing credit facility which provided for (a) an increase in the existing revolving credit facility of $75.0 million to an aggregate principal amount of $181.9 million and (b) a new $75.0 million term loan facility which was fully funded at closing. The amended and restated credit facility also provided for a decrease in the rate at which the revolving credit facility will bear interest and an increase in the amount of cash proceeds that may be used to purchase shares of the Company's Class A Common Stock from $15.0 million to $100.0 million.

      Leverage, defined under the terms of the Company's credit facility as total indebtedness divided by trailing 12-month Adjusted EBITDA, as adjusted for certain non-recurring expenses, was 4.7x at December 31, 2004.

      Including the results of all pending acquisitions operated as of December 31, 2004, the ratio of net long-term debt to trailing 12-month pro forma Adjusted EBITDA as of December 31, 2004 is approximately 4.85x.

OUTLOOK

      The following statements and data are based on current expectations. These statements are forward looking and actual results may differ materially.

      Cumulus expects first quarter 2005 pro forma net revenue to grow by 3-4% based on Q1 2004 pro forma net revenue of $69.5 million. We expect first quarter 2005 pro forma station operating expenses to grow by 2-2.2% based on Q1 2004 pro forma station operating expenses of $49.6 million. Further, the following table summarizes selected projected financial results for the first quarter of 2005 (dollars in millions):

                                                     Estimated
                                                      Q1 2005
                                                    -----------
Depreciation and amortization                       $     5,605
LMA fees                                                    750
Non-cash stock compensation                                 200
Interest expense                                          5,788
Interest income                                            (200)
Income tax expense (non cash)                             6,600

Weighted average diluted common shares               71,000,000
  outstanding

NON-GAAP FINANCIAL MEASURES

      Cumulus Media Inc. utilizes certain financial measures that are not calculated in accordance with GAAP to assess financial performance and profitability. The non-GAAP financial measures used in this release are Station Operating Income, Adjusted EBITDA and Free Cash Flow. Station Operating Income is defined as operating income before depreciation and amortization, LMA fees, corporate general and administrative expenses, non-cash stock compensation and restructuring charges (credits). Adjusted EBITDA is defined as operating income before depreciation and amortization, LMA fees, non-cash stock compensation and restructuring charges (credits). Free Cash Flow is defined as Adjusted EBITDA less LMA fee expense, net interest expense, dividends on the Series A Preferred Stock, income taxes paid and maintenance/investment capital expenditures.

      Although Station Operating Income, Adjusted EBITDA and Free Cash Flow are not measures calculated in accordance with GAAP, management believes that they are useful to an investor in evaluating the Company because they are measures that are widely used in the broadcasting industry to evaluate a radio company's operating performance. Further, we use these measures as the key measurements of operating efficiency, overall financial performance and profitability. More specifically, Station Operating Income measures the amount of income generated each period solely from the operations of the Company's stations that is available to be used to fund corporate general and administrative expenses, service debt, pay taxes, fund capital expenditures and fund acquisitions. Adjusted EBITDA measures the amount of income generated each period that could be used to service debt, pay taxes, fund capital expenditures and fund acquisitions after the incurrence of corporate general and administrative expenses. Free Cash Flow measures the amount of income generated each period that is available and could be used to make future payments of contractual obligations, fund acquisitions or make discretionary repayments of debt, after the incurrence of station and corporate expenses, funding of capital expenditures, payment of LMA fees and debt service. Nevertheless, these measures should not be considered in isolation or as substitutes for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. As these measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures employed by other companies.

FORWARD-LOOKING STATEMENTS

      Certain statements in this release, including statements relating to the integration of acquisitions and any earnings or revenue projections, are "forward-looking" statements, which are statements that relate to Cumulus Media Inc.'s future plans, revenues, station operating income, earnings, objectives, expectations, performance, and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements, due to various risks, uncertainties or other factors. These factors include competition within the radio broadcasting industry, advertising demand in our markets, the possibility that advertisers may cancel or postpone schedules in response to national or world events, competition for audience share, our success in executing and integrating acquisitions, our ability to generate sufficient cash flow to meet our debt service obligations and finance operations, and other risk factors described from time to time in Cumulus Media Inc.'s filings with the Securities and Exchange Commission, including Cumulus Media Inc.'s Form 10-K for the year ended December 31, 2003. Cumulus Media Inc. assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.

      Cumulus Media Inc. is the second largest radio company in the United States based on station count. Giving effect to the completion of all announced pending acquisitions and divestitures, Cumulus Media Inc. will own and operate 304 radio stations in 61 mid-size and smaller U.S. media markets. The Company's headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com. Cumulus Media Inc. shares are traded on the NASDAQ National Market under the symbol: CMLS.

      Cumulus Media Inc. will host a teleconference later today at 10:00 a.m. Eastern Time to discuss fourth quarter results. To access this teleconference live, please visit the company's web site at www.cumulus.com or dial (800) 811-7286 for domestic and international callers. The pass code for the call is CUMULUS. Immediately after completion of the call, a replay can be accessed until 11:59 PM March 8, 2005. Domestic and international callers can access the replay by dialing (719) 457-0820, passcode 6826416.

      FOR FURTHER INFORMATION, PLEASE CONTACT: Marty Gausvik, (404) 949-0700

                               CUMULUS MEDIA INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                       Three Months  Three Months  Twelve Months  Twelve Months
                                                          Ended         Ended          Ended          Ended
                                                       December 31,  December 31,  December 31,    December 31,
                                                           2004          2003          2004           2003
                                                       ------------  ------------  -------------  -------------
Net revenues                                            $  84,391     $  74,911     $ 320,132     $ 281,971

Operating expenses:
  Station operating expenses, excluding depreciation,
    amortization and LMA fees                              51,938        47,640       202,441       179,536
  Depreciation and amortization                             5,896         5,121        21,168        19,445
  LMA fees                                                    943           383         3,002         1,591
  Corporate general and administrative (excluding
    non-cash stock compensation expense)                    4,269         3,393        15,635        13,374
  Non-cash stock compensation                                  63           272          (375)          490
  Restructuring charges (credits)                             (67)          (66)         (108)         (334)
                                                        ---------     ---------     ---------     ---------
     Total operating expenses                              63,042        56,743       241,763       214,102
                                                        ---------     ---------     ---------     ---------
     Operating income                                      21,349        18,168        78,369        67,869
                                                        ---------     ---------     ---------     ---------
Nonoperating income (expense):
  Interest expense                                         (4,709)       (5,098)      (19,870)      (22,586)
  Interest income                                             181           101           673           602
  Loss on early extinguishments of debt                       (21)           --        (2,557)      (15,243)
  Other income (expense), net                                (689)         (668)         (699)         (923)
                                                        ---------     ---------     ---------     ---------
     Total nonoperating expenses, net                      (5,238)       (5,665)      (22,453)      (38,150)
                                                        ---------     ---------     ---------     ---------

     Income before income taxes                            16,111        12,503        55,916        29,719
Income tax expense                                         (6,260)       (7,606)      (25,547)      (24,678)
                                                        ---------     ---------     ---------     ---------
  Net income                                                9,851         4,897        30,369         5,041
Preferred stock dividends and redemption premiums              --            --            --         1,908
                                                        ---------     ---------     ---------     ---------
  Net income attributable to common stockholders        $   9,851     $   4,897     $  30,369     $   3,133
                                                        =========     =========     =========     =========

  Basic income per common share                         $    0.14     $    0.07     $    0.44     $    0.05
                                                        =========     =========     =========     =========

  Diluted income per common share                       $    0.14     $    0.07     $    0.43     $    0.05
                                                        =========     =========     =========     =========

Weighted average basic common shares outstanding           68,983        65,518        68,789        64,306
                                                        =========     =========     =========     =========

Weighted average diluted common shares outstanding         70,839        68,629        71,308        66,934
                                                        =========     =========     =========     =========

       RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP COUNTERPARTS

      The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Station Operating Income and Adjusted EBITDA (dollars in thousands).

                                          Three Months   Three Months   Twelve Months   Twelve Months
                                             Ended          Ended           Ended           Ended
                                          December 31,   December 31,    December 31,   December 31,
                                          ------------   ------------   -------------   -------------
                                              2004           2003           2004            2003
                                          ------------   ------------   -------------   -------------
Operating income                           $  21,349      $  18,168       $  78,369       $  67,869
   Non cash stock compensation                    63            272            (375)            490
   Restructuring charges                         (67)           (66)           (108)           (334)
   LMA fees                                      943            383           3,002           1,591
   Depreciation and amortization               5,896          5,121          21,168          19,445
                                           ---------      ---------       ---------       ---------
Adjusted EBITDA                            $  28,184      $  23,878       $ 102,056       $  89,061
   Corporate general and administrative        4,269          3,393          15,635          13,374
Station Operating Income                   $  32,453      $  27,271       $ 117,691       $ 102,435
                                           =========      =========       =========       =========

      The following table reconciles operating income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Free Cash Flow (dollars in thousands).

                                          Three Months   Three Months   Twelve Months   Twelve Months
                                             Ended          Ended           Ended           Ended
                                          December 31,   December 31,    December 31,   December 31,
                                          ------------   ------------   -------------   -------------
                                              2004           2003           2004            2003
                                          ------------   ------------   -------------   -------------
Operating income                           $  21,349      $  18,168       $  78,369       $  67,869
Add:
   Non cash stock compensation                    63            272            (375)            490
   Restructuring charges                         (67)           (66)           (108)           (334)
   Depreciation and amortization               5,896          5,121          21,168          19,445
Less:
   Interest expense, net of interest income   (4,528)        (4,997)        (19,197)        (21,984)
   Capital expenditures                       (1,806)        (2,873)         (4,998)         (9,629)
   Income taxes paid                              --             --              --            (153)
   Preferred dividends                            --             --              --            (658)
                                           ---------      ---------       ---------       ---------
Free Cash Flow                             $  20,907      $  15,625       $  74,859       $  55,046
                                           =========      =========       =========       =========

                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                AND PRO FORMA RESULTS FOR THE THREE MONTHS ENDED
                                DECEMBER 31, 2004
                             (DOLLARS IN THOUSANDS)

                              Historical                     Pro Forma
                                 GAAP      Adjustments        Results
                              ----------   -----------       ---------
Net Revenue                   $  84,391      $(471)    (1)   $  83,920
Station Operating Expenses    $  51,938      $(357)    (2)   $  51,581
Station Operating Income      $  32,453      $(114)          $  32,340
Corporate Overhead            $   4,269         --           $   4,269
Adjusted EBITDA               $  28,184      $(114)          $  28,071

(1) Reflects the elimination of revenues from Broadcast Software International.

(2) Reflects the elimination of operating expenses from Broadcast Software International.

                               CUMULUS MEDIA INC.
                 RECONCILIATION BETWEEN HISTORICAL GAAP RESULTS
                AND PRO FORMA RESULTS FOR THE TWELVE MONTHS ENDED
                                DECEMBER 31, 2004
                             (DOLLARS IN THOUSANDS)

                             Historical                    Pro Forma
                                GAAP       Adjustments      Results
                             ----------    -----------     ---------
Net Revenue                   $ 320,132    $    2,696  (3) $ 322,828
Station Operating Expenses    $ 202,441    $    2,263  (4) $ 204,704
Station Operating Income      $ 117,691    $      433      $ 118,124
Corporate Overhead            $  15,635            --      $  15,635
Adjusted EBITDA               $ 102,056    $      433      $ 102,489

(3) Reflects the addition of revenues from Rochester, Minnesota, Sioux Falls, South Dakota, Blacksburg, Virginia and Columbia-Jefferson City, Missouri, all of which the Company commenced operation of under the terms of a local marketing agreement or acquired during Q1 2004 ($4,477), offset by the elimination of revenues from Broadcast Software International ($1,781).

(4) Reflects the addition of expenses from Rochester, Minnesota, Sioux Falls, South Dakota, Blacksburg, Virginia and Columbia-Jefferson City, Missouri, all of which the Company commenced operation of under the terms of a local marketing agreement or acquired during Q1 2004 ($3,668), offset by the elimination of operating expenses from Broadcast Software International ($1,405).

                                 CAPITALIZATION
                             (DOLLARS IN THOUSANDS)

                                                  DECEMBER 31, 2004   DECEMBER 31, 2004
                                                       ACTUAL           PRO FORMA(1)
                                                  -----------------   -----------------
Cash and cash equivalents                           $   31,960          $       --
                                                    ==========          ==========
Long-term debt, including current maturities:
   Bank Debt                                           482,102             497,592
                                                    ----------          ----------

Total Stockholders' equity                             876,333             876,333
                                                    ----------          ----------

       Total capitalization                         $1,358,435          $1,373,925
                                                    ==========          ==========

(1) Pro forma for cash borrowings needed to complete the pending acquisitions.

Net Debt to TTM Pro Forma Adjusted EBITDA (2) 4.85x

(2) Ratio calculated as (dollars in thousands):

Funded debt as of December 31, 2004                                          $482,102
Plus: Cash required to complete pending acquisitions operated
     at December 31, 2004                                                      47,450
Less: Cash balance as of December 31, 2004 less operating reserve             (31,960)
                                                                             --------
            Net Debt as of December 31, 2004                                  497,592

Divided by Trailing Twelve Months Pro Forma Adjusted EBITDA
            (includes the results of all pending acquisitions)                102,489

Ratio                                                                            4.85x

CUMULUS MEDIA INC.
2004 Quarterly Results
Station Operating Income Margin Composition Analysis
(dollars in thousands)

The following analysis of our market portfolio separates each market into one of six categories based upon trailing twelve month Station Operating Income performance for analytical purposes only. We believe this analytical distribution of our markets is helpful in assessing the portfolio's financial and operational development.

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED DECEMBER 31, 2004:

STATION OPERATING                             STATION OPERATING      AVG STATION
-----------------                             -----------------   ------------------
 INCOME MARGIN %    # OF MARKETS    REVENUE        INCOME         OPERATING INCOME %
-----------------   ------------   --------   -----------------   ------------------
    > 35.0%              26        $178,383       $84,479               47.4%
25.0% to 34.9%           18          76,381        23,488               30.8%
20.0% to 24.9%            5          15,863         3,587               22.6%
10.0% to 19.9%            6          16,027         2,690               16.8%
 0.0% to 9.9%             3           6,516           301                4.6%
    < 0.0%                3           4,414        (1,403)             (31.8)%
                         --        --------       -------             ------
   SUBTOTAL              61         297,584       113,142               38.0%
 Trade, Other            --          25,244         4,982               19.7%
                                   --------       -------             ------
    TOTALS               61         322,828       118,124               36.6%

PRO FORMA FOR THE TRAILING TWELVE MONTHS ENDED SEPTEMBER 30, 2004:

STATION OPERATING                            STATION OPERATING      AVG STATION
-----------------                            -----------------   ------------------
 INCOME MARGIN %    # OF MARKETS   REVENUE        INCOME         OPERATING INCOME %
-----------------   ------------   --------  -----------------   ------------------
    > 35.0%              27        $180,809      $ 83,713             46.3%
25.0% to 34.9%           19          77,011        23,224             30.2%
20.0% to 24.9%            1           4,653         1,142             24.5%
10.0% to 19.9%            8          21,802         3,621             16.6%
 0.0% to 9.9%             1           1,997           189              9.5%
    < 0.0%                5           8,353        (1,684)           -20.2%
                         --        --------      --------            -----
   SUBTOTAL              61        $294,625      $110,205             37.4%
 Trade, Other            --          25,303         3,982             15.7%
                                   --------      --------            -----
    TOTALS               61        $319,928      $114,187             35.7%

STATION OPERATING                          ACTIVITY FOR Q4 2004
-----------------     MARKETS        MARKETS     MARKETS       NET CHANGE      MARKETS
 INCOME MARGIN %    AT 9/30/04     MOVING OUT   MOVING IN     IN CATEGORY    AT 12/31/04
-----------------   ----------     ----------   ---------     ----------     -----------
    > 35.0%              27            2            1              (1)           26
25.0% to 34.9%           19            3            2              (1)           18
20.0% to 24.9%            1           --            4               4             5
10.0% to 19.9%            8            3            1              (2)            6
 0.0% to 9.9%             1            1            3               2             3
    < 0.0%                5            2           --              (2)            3
     TOTAL               61           11           11              --            61

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